EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-157760-03 on Form S-3 of our reports dated September 28, 2010, relating to the financial statements of Ferrellgas Partners Finance Corp., and the effectiveness of Ferrellgas Partners Finance Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Ferrellgas Partners Finance Corp. for the year ended July 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
September 28, 2010